UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report (Date of earliest event reported): October 10, 2012

Synthesis Energy Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33522	20-2110031
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Riverway, Suite 300 Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)

(713) 579-0600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

In accordance with General Instruction B.2. of Form 8-K, the information presented under Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 1.01	Entry into a Material Definitive Agreement.

On October 10, 2012, Synthesis Energy Systems, Inc. (the “Company”) entered into an employment letter with Kevin B. Kelly, the Company’s Chief Accounting Officer, Controller and Secretary, which replaced his employment agreement with the Company dated October 16, 2008, as amended on March 31, 2009. Mr. Kelly’s employment is terminable by either the Company or Mr. Kelly at any time, with or without notice. Mr. Kelly is entitled to receive an annual base salary of up to $230,000 and an annual performance bonus as may be awarded in the sole discretion of the Compensation Committee of the Company’s Board of Directors (the “Board”). Mr. Kelly’s salary is subject to increase in the discretion of the Board.

Upon (a) a termination without cause (as defined in the letter), (b) a voluntary termination for good reason (as defined in the letter) or (c) a termination for any reason, other than the Company for cause, within 60 days of a change of control (as defined in the letter), and provided that he executes a release, Mr. Kelly is entitled to receive (i) a severance payment of up to six months of base salary (such payments shall cease once he secures new employment), (ii) continued health benefits through the earlier of (x) twelve months after his termination or (y) until he is eligible to participate in the health insurance plan of another employer (provided such benefits are substantially similar to what Mr. Kelly received from the Company) and (iii) payment of any other salary or bonus that he would have been otherwise entitled to receive under the letter as of the date of the termination. In addition, all unvested options shall automatically vest as of the termination date. Upon a voluntary termination without good reason, termination for cause, death or disability, Mr. Kelly would not be entitled to receive benefits from the Company, except that in the case of Mr. Kelly’s death or disability, all unvested options shall automatically vest as of the termination date.

The letter prohibits Mr. Kelly from competing with the Company during his employment and for a period of twenty four months thereafter and is also prohibited from soliciting the Company’s employees for a period of twenty four months after the termination of his employment. Mr. Kelly is also subject to confidentiality and non-disparagement obligations.

The foregoing description is qualified in its entirety by reference to the full text of the employment letter which is filed with this Current Report on Form 8-K as Exhibit 10.1.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on June 18, 2012, the Company entered into a Share Purchase Agreement (the “Hongye Agreement”) with Hongye International Investment Group Co., Ltd. (“Hongye”), pursuant to which Hongye will acquire 6,175,093 shares (the “Hongye Shares”) of the Company’s common stock, par value $.01 per share (the “Common Stock”), for $1.50 per share, for an aggregate purchase price of $9,262,639, and entered into a Share Purchase Agreement (the “Zhongmo Agreement,” and together with the Hongye Agreement, the “Agreements”) with Shanghai Zhongmo Investment Management Co., Ltd. (“Zhongmo”), pursuant to which Zhongmo will acquire 4,177,335 shares (the “Zhongmo Shares,” and together with the Hongye Shares, the “Shares”) of the Common Stock for $1.50 per share, for an aggregate purchase price of $6,266,002. Copies of the Hongye Agreement and the Zhongmo Agreement are incorporated by reference herein as Exhibits 10.1 and 10.2, respectively. In addition, as previously announced, on September 21, 2012, the Company received gross proceeds of approximately $8.7 million from Hongye and issued 5,777,700 of the Hongye Shares to Hongye.

On October 10, 2012, the Company received gross proceeds of approximately $6.3 million from Zhongmo and issued the Zhongmo Shares to Zhongmo. Also, on October 16, 2012, the Company received gross proceeds of approximately $596,000 from Hongye and issued the remaining 397,393 of the Hongye Shares to Hongye.

Item 3.02	Unregistered Sales of Equity Securities.

The text set forth in Item 2.01 regarding the sale of the Shares to Hongye and Zhongmo under the Agreements is incorporated into this Item 3.02 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

The text set forth in Item 1.01 regarding the terms and conditions of the employment letter with Mr. Kelly is incorporated into this Item 5.02 by reference.

Item 7.01	Regulation FD Disclosure.

On October 16, 2012, the Company issued a press release announcing the closing of the transactions contemplated by the Zhongmo Agreement. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibits

*10.1	Employment Letter between the Company and Kevin Kelly dated effective October 10, 2012.

10.2	Share Purchase Agreement dated June 18, 2012 among Synthesis Energy Systems, Inc. and Hongye International Investment Group Co., Ltd. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 19, 2012).

10.3	Share Purchase Agreement dated June 18, 2012 among Synthesis Energy Systems, Inc. and Shanghai Zhongmo Investment Management Co., Ltd. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on June 19, 2012).

**99.1	Press Release dated October 16, 2012 relating to the Zhongmo closing.

*	Filed herewith.
**	Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Synthesis Energy Systems, Inc.

Dated: October 16, 2012	/s/ Robert Rigdon
Robert Rigdon
President and Chief Executive Officer

Exhibit Index

*10.1	Employment Letter between the Company and Kevin Kelly dated effective October 10, 2012.

10.2	Share Purchase Agreement dated June 18, 2012 among Synthesis Energy Systems, Inc. and Hongye International Investment Group Co., Ltd. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 19, 2012).

10.3	Share Purchase Agreement dated June 18, 2012 among Synthesis Energy Systems, Inc. and Shanghai Zhongmo Investment Management Co., Ltd. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on June 19, 2012).

**99.1	Press Release dated October 16, 2012 relating to the Zhongmo closing.

*	Filed herewith.
**	Furnished herewith.